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                                                                      EXHIBIT 99



                                 [COMPANY LOGO]

NEWS RELEASE

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                                                              AUGUST 10, 2000

JOURNAL REGISTER COMPANY COMPLETES SALE OF ST. LOUIS NEWSPAPERS TO PULITZER INC.

TRENTON, NJ - Journal Register Company's (NYSE: JRC) previously announced sale of the Suburban Newspapers of Greater St. Louis (including the LADUE NEWS) to Pulitzer Inc. (NYSE: PTZ) of St. Louis was completed today.

The sale price was $165 million or approximately 12.9 times 1999 EBITDA.

Journal Register Company, which had 1999 total revenues of $470 million, is a leading U.S. newspaper publishing company that owns 25 daily newspapers, including the NEW HAVEN REGISTER, Connecticut's second largest daily and Sunday newspaper, and 151 non-daily publications. Journal Register Company currently operates 105 individual Web sites featuring the Company's daily newspapers and non-daily publications, which can be accessed at journalregister.com. The Company currently has equity investments in AdOne, LLC, a premier Internet-based classified advertising service, and PowerAdz.com, LLC, a leading Internet infrastructure provider for the newspaper industry.